Exhibit 13.2

AMARIN CORPORATION PLC

CERTIFICATION OF ALAN COOKE, PRESIDENT, CHIEF OPERATING OFFICER AND
CHIEF FINANCIAL OFFICER OF AMARIN CORPORATION PLC, PURSUANT TO
SECTION 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amarin Corporation plc (the “Company”) on Form 20-F for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  ALAN COOKE
___________________________________
Name: Alan Cooke

Title:   President, Chief Operating Officer and Chief Financial Officer
Date:           May 19, 2008